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Exhibit 11.1  Statement Re: Computation of Per-Share Earnings       EXHIBIT 11.1


                                                               Three Months Ended September 30
                                                               -------------------------------
                                                                   1997               1996
                                                                   ----               ----
   Primary
       Average common shares outstanding                         9,234,828           9,123,096
       Net effect of dilutive options and warrants-
          based on treasury stock method (or modified
          treasury method if applicable) using average
          market price                                                  --             860,281
                                                              ------------         -----------
                                                                 9,234,828           9,983,377
                                                              ------------         -----------
       Net Income (loss)                                      $ (8,946,142)        $ 1,290,625
                                                              ------------         -----------
       Per Share amount                                       $      (0.97)        $      0.13
                                                              ------------         -----------
   Fully Diluted
       Average common shares outstanding                         9,234,828           9,123,096
       Net effect of dilutive options and warrants-
          based on treasury stock method (or modified
          treasury method if applicable) using
          year-end market price                                         --             884,305
                                                              ------------         -----------
                                                                 9,234,828          10,007,401
                                                              ------------         -----------
       Net (Loss) Income                                      $ (8,946,142)        $ 1,290,625
                                                              ------------         -----------
       Per Share amount                                       $      (0.97)        $      0.13
                                                              ------------         -----------

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